UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      September 7, 2004

PARTY CITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27826 (Commission File Number)	22-3033692 (IRS Employer Identification No.)

400 Commons Way, Rockaway, NJ (Address of Principal Executive Offices)	07866 (Zip Code)

Registrant’s telephone number, including area code:      (973) 983-0888

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1: EMPLOYMENT AGREEMENT
EX-99.2: PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement

          On September 7, 2004, Party City Corporation (the “Company”) entered into an employment agreement, effective September 16, 2004 (the “Employment Agreement”), with Gregg A. Melnick defining the terms of his employment with the Company as Senior Vice President and Chief Financial Officer. The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On September 7, 2004, the Company entered into the Employment Agreement. On September 8, 2004, the Company issued a press release announcing that Gregg A. Melnick was appointed as the Company’s Senior Vice President and Chief Financial Officer, effective September 16, 2004. A copy of the Employment Agreement is attached hereto as Exhibit 99.1 and a copy of the press release is attached hereto as Exhibit 99.2, and each is incorporated herein by reference.

          Employment Agreement. Pursuant to the Employment Agreement, the Company will employ Mr. Melnick for a period of one year commencing on September 16, 2004, with successive one-year renewals unless either party gives written notice at least three months prior to the end of the respective term.

          Mr. Melnick will be paid a base salary of $295,000 and an annual stipend of $30,000 (“Salary”), subject to increases at the discretion of the Company’s Board of Directors (the “Board”). In addition, Mr. Melnick is entitled to receive an annual incentive bonus (“Annual Bonus”) based upon the attainment of performance criteria under the Company’s annual incentive bonus plan then in effect. The target amount for such Annual Bonus is 40% of Mr. Melnick’s Salary as of the last day of the respective fiscal year, although the actual amount of the Annual Bonus will depend on the satisfaction of the reasonable performance goals established by the Board. For purposes of determining the Annual Bonus for fiscal 2005, Mr. Melnick shall be deemed to have been employed by the Company for the entire fiscal year and is guaranteed a minimum Annual Bonus of $75,000, regardless if performance objectives are met, payable no later than September 30, 2005.

          On September 16, 2004, Mr. Melnick will receive 60,000 nonqualified stock options (the “Options”) for the Company’s common stock (the “Common Stock”) at an exercise price per share equal to the share price of the Common Stock at the market close on September 16, 2004. The Options will have a term of ten years from the date of grant, and shall vest in four equal installments on September 16, 2005, 2006, 2007 and 2008, respectively.

          Mr. Melnick is entitled to participate in and receive all benefits under any health, retirement, or other benefit plans generally made available to all employees or other executive officers in the same class as Mr. Melnick. Mr. Melnick will also be reimbursed up to $675 per month for the actual cost of leasing and insuring a car. Furthermore, if the Company relocates its headquarters more than 50 miles from its current location in Rockaway, New Jersey, the Company will pay for reasonable moving costs associated with the relocation.

          If the Employment Agreement is terminated (i) on account of Mr. Melnick’s death, (ii) by the Company due to Mr. Melnick’s Disability (as defined therein), (iii) by Mr. Melnick’s resignation without Good Reason (as defined therein), (iv) by the Company for Cause (as defined therein), or (v) by the Company by giving notice of non-renewal prior to June 16, 2007, the Company shall pay Mr. Melnick all earned but unpaid then-existing Salary and Annual Bonus. If the Employment Agreement is terminated (i) by the Company without Cause, (ii) by Mr. Melnick for Good Reason, or (iii) by the Company by

giving notice of non-renewal on or after June 16, 2007, the Company shall pay Mr. Melnick all earned but unpaid then-existing Salary and Annual Bonus, and will continue to pay Mr. Melnick’s then-existing Salary for the 26 week period immediately following such termination.

          During the term of the Employment Agreement and for six months thereafter, Mr. Melnick is subject to non-competition and non-solicitation provisions, subject to standard exceptions.

Item 9.01 Financial Statements and Exhibits.

     (c)  Exhibits.

          A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

The information in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2004	PARTY CITY CORPORATION

	By:	/s/ Linda M. Siluk

	Name:	Linda M. Siluk
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Employment Agreement of Gregg A. Melnick, dated as of September 7, 2004, by and between the Company and Gregg A. Melnick.

99.2	Press Release, dated September 8, 2004, announcing that Gregg A. Melnick was appointed as the Company’s Senior Vice President and Chief Financial Officer, effective September 16, 2004.